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Exhibit 23.9

[Tetra Tech, Inc. Letterhead]

 CONSENT OF TETRA TECH, INC.

        The undersigned, Tetra Tech, Inc., hereby states as follows:

        Our firm assisted with the "Mt. Todd Gold Project Gold Resource Update, Northern Territory, Australia (Feb 2008)," the "Mt. Todd Gold Project Resource Update, Northern Territory, Australia" and the "Mt. Todd Gold Project Gold Resource Update, Northern Territory, Australia (Jan 2009)" (collectively, the "Technical Reports") for Vista Gold Corp. (the "Company"), portions of which are summarized in this Annual Report on Form 10-K for the year ended December 31, 2008 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

By:
Name: Title:

Date: March 11, 2009

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  Exhibit 23.9
[Tetra Tech, Inc. Letterhead]
CONSENT OF TETRA TECH, INC.